LORD ASSET MANAGEMENT TRUST

                                       and

                        THOMAS WHITE INTERNATIONAL, LTD.

                                 Code of Ethics

                               (Rule 17j-1 Policy)

                             Effective June 6, 2000

         The following Code of Ethics is adopted by Lord Asset Management Trust (the "Trust") and Thomas White International, Ltd. ("TWI") pursuant to Rule 17j-1 under the Investment Company Act of 1940 (the "Act"). This Code of Ethics is intended to ensure that all acts, practices and courses of business engaged in by access persons (as defined below) of the Trust and TWI reflect high standards and comply with the requirements of Section 17(j) of the Act and Rule 17j-1 thereunder.

I.       Definitions

A. "Access person" means (1) any director, trustee, officer, general partner, or advisory person (as defined below) of the Trust or TWI.

B. "Advisory person" means (1) any employee of the Trust or TWI (or of any company in a control relationship to the Trust or TWI) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security by the Trust, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Trust or TWI who obtains information concerning recommendations made to the Trust with regard to the purchase or sale of a security by the Trust.

C. "Beneficial ownership" shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder. Beneficial ownership generally means having a direct or indirect pecuniary interest in a security. It is presumed that an access person has an indirect pecuniary interest in securities held by members of the access person's immediate family sharing the same household. An access person should consult with the Trust's President (or his or delegate) if he or she is uncertain as to whether he or she has a beneficial ownership interest in a reportable security.

D. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Act. Section 2(a)(9) provides that "control" generally means the power to exercise a controlling influence over the management or polices of a company, unless such power is solely the result of an official position with such company.

E. "Initial public offering" means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934.

F. "Investment personnel" means: (1) any employee of the Trust or TWI (or of any company in a control relationship to the Trust or TWI) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by the Trust; and
(2) any natural person who controls the Trust or TWI and who obtains information concerning recommendations made to the Trust regarding the purchase or sale of securities by the Trust.

G. "Limited offering" means an offering that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) or pursuant to Rule 504, Rule 505, or Rule 506 under the Securities Act of 1933.

H. "Purchase or sale" for purposes of this Code of Ethics and each Exhibit or other appendix hereto includes, among other things, the writing of an option to purchase or sell a security.

I. "Security" shall have the meaning set forth in Section 2(a)(36) of the Act, except that it shall not include direct obligations of the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, and shares of registered open-end investment companies, or such other securities as may be excepted under the provisions of Rule 17j-1.

J. "Security held or to be acquired" means: (1) any security which, within the most recent 15 days: (a) is or has been held by the Trust; or (b) is being or has been considered by the Trust or TWI for purchase by the Trust; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a security described in clause (1) above.

II.      General Principles

A. It is the policy of the Trust that no access person shall engage in any act, practice or course of conduct that would violate the provisions of Rule 17j-1.

B. It is the policy of the Trust that the interests of its shareholders are paramount and come before the interests of any Trustee, director, officer or employee of the Trust or TWI.

C. Personal investing activities of all Trustees, directors, officers and employees of the Trust and TWI shall be conducted in a manner that shall avoid actual or potential conflicts of interest with the Trust and its shareholders.

D. Trustees, directors, officers and employees of the Trust and TWI shall not use their positions with the Trust or TWI, or any investment opportunities presented by virtue of their positions with the Trust or TWI, to the detriment of the Trust and its shareholders.

III.     Prohibitions

A. Generally. Rule 17j-1 under the Act makes it unlawful for any access person or advisory person of the Trust or TWI, directly or indirectly, in connection with the purchase and sale by such person of an affiliated person security held or to be acquired by the Trust:

          1.   To employ any device, scheme or artifice to defraud the Trust;

          2. To make to the Trust any untrue statement of a material fact or omit to state to the Trust a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

          3. To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Trust; or

          4.   To engage in any manipulative practice with respect to the Trust.

B. TWI's Trading Policy. Employees of TWI may not trade securities for their own accounts while employed by TWI. Waivers of this prohibition may be approved by the President of TWI (or his or her delegate). This prohibition shall not restrict the spouse of an employee from trading securities for his or her own account, as long as an employee does not influence any such transaction. However, an employee is presumed to have a beneficial ownership in securities traded in his or her spouse's account, and such accounts and transactions therein are therefore subject to the substantive and procedural terms of this Code.

C. Initial Public Offerings and Limited Offerings. No investment personnel may acquire any direct or indirect beneficial ownership in any securities in an initial public offering or in a limited offering unless the President of the Trust (or his or her delegate) or the Compliance Officer of TWI (or his or her delegate) has authorized the transaction in advance.

D. Investment personnel must not accept gifts of more than de minimis value from any entity doing business with or on behalf of the Trust or TWI.

E. Investment personnel shall not serve on the boards of directors of publicly traded companies, or in any similar capacity, absent the prior approval of such service by the Trust's President (or his or her delegate) following the receipt of a written request for such approval.

IV.      Procedures

A. Reporting. In order to provide the Trust and TWI with information to determine with reasonable assurance whether the provisions of Rule 17j-1 are being observed by its access persons, each access person of the Trust, other than a Trustee who is not an "interested person" (as defined in the Act) of the Trust, and each access person of TWI shall submit the following reports in the forms attached hereto as Exhibits A-D to the Trust's President (or his or her delegate) showing all transactions (other than a transaction over which the access person had no direct or indirect influence or control over the transaction) in securities in which the person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership:

          1. Initial Holding Report. Exhibit A shall initially be filed no later than 10 days after that person becomes an access person.

          2. Periodic Reports. Exhibits B and C shall be filed no later than 10 days after the end of each calendar quarter, but transactions over which such person had no direct or indirect influence or control need not be reported. No such periodic report needs to be made if the report would duplicate information contained in broker trade confirmations or account statements received by the Trust no later than 10 days after the end of each calendar quarter and/or information contained in the Trust's records.

          3. Annual Report. Exhibit D must be submitted by each access person within 30 days after the end of each calendar year.

B. Independent Trustees. A Trustee who is not an "interested person" of the Trust shall not be required to submit the reports required under paragraph IV.A, except that such a Trustee shall file a Securities Transaction Report in the form attached as Exhibit B with respect to a transaction in a security where he or she knew at the time of the transaction or, in the ordinary course of fulfilling his or her official duties as a Trustee, should have known that during the 15 day period immediately preceding or after the date of the transaction, such security is or was purchased or sold by the Trust, or was considered for purchase or sale by TWI or the Trust.

C. Notification. The Trust's President (or his or her delegate) and the Compliance Officer of TWI shall notify each access person of the Trust and TWI, respectively, who may be required to make reports pursuant to this Code of Ethics that such person is subject to reporting requirements and shall deliver a copy of this Code of Ethics to each such person.

V.        Review and Enforcement

A.        Review.

          1. The President of the Trust (or his or her delegate) shall from time to time review the reported personal securities transactions of access persons for compliance with the requirements of this Code of Ethics.

          2. If the President of the Trust (or his or her delegate) determines that a violation of this Code of Ethics may have occurred, before making a final determination that a material violation has been committed by an individual, the President of the Trust (or his or her delegate) may give such person an opportunity to supply additional information regarding the transaction in question.

B.        Enforcement.

          1. If the President of the Trust (or his or her delegate) determines that a material violation of this Code of Ethics has occurred, he or she shall promptly report the violation to the Trustees of the Trust. The Trustees, with the exception of any person whose transaction is under consideration, shall take such actions as they consider appropriate, including imposition of any sanctions that they consider appropriate.

          2. No person shall participate in a determination of whether he or she has committed a violation of this Code of Ethics or in the imposition of any sanction against himself or herself. If, for example, a securities transaction of the President of the Trust is under consideration, a Trustee of the Trust designated for the purpose by the Trustees of the Trust shall act in all respects in the manner prescribed herein for the President.

C. Reporting to Board. No less frequently than annually, the Trust and TWI shall furnish to the Trust's Board of Trustees, and the Board must consider, a written report that:

         1. Describes any issues arising under the Code of Ethics or procedures since the last report to the Board of Trustees, including, but not limited to, information about material violations of the Code of Ethics or procedures and sanctions imposed in response to the material violations; and

         2. Certifies that the Trust and TWI have adopted procedures reasonably necessary to prevent access persons from violating the Code of Ethics.

VI.      Records

         The Trust and TWI, as appropriate, shall maintain records in the manner and to the extent set forth below, under the conditions described in Rule 31a-2(f)(1) under the Act, which records shall be available for appropriate examination by representatives of the Securities and Exchange Commission.

- A copy of this Code of Ethics and any other code of ethics which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

- A record of any violation of this Code of Ethics and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

- A copy of each report made pursuant to this Code of Ethics by an access person, including any information provided in lieu of reports, shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

- A list of all persons who are, or within the past five years have been, required to make reports pursuant to this Code of Ethics, or who are or were responsible for reviewing these reports, shall be maintained in an easily accessible place;

- A copy of each report to the Board shall be preserved for at least five years after the end of the fiscal year in which it is made, the first two years in an easily accessible place; and

- A record of any decision, and the reasons supporting the decision, to approve the acquisition by investment personnel of securities under
         Section III.C of this Code of Ethics shall be preserved for at least five years after the end of the fiscal year in which the approval is granted, the first two years in an easily accessible place.

VII.     Miscellaneous

A. Confidentiality. All reports of securities transactions and any other information filed pursuant to this Code of Ethics shall be treated as confidential, except as regards appropriate examinations by representatives of the Securities and Exchange Commission.

B. Amendment; Interpretation of Provisions. The Trustees may from time to time amend this Code of Ethics or adopt such interpretations of this Code of Ethics as they deem appropriate.

                             ANNUAL CERTIFICATION OF

                           LORD ASSET MANAGEMENT TRUST

                                       and

                        THOMAS WHITE INTERNATIONAL, LTD.


         The undersigned hereby certifies on behalf of Lord Asset Managmement Trust (the "Trust") and Thomas White International, Ltd. ("TWI"), to the Board of Trustees pursuant to Rule 17j-1(c)(2)(B) under the Investment Company Act of 1940, and pursuant to Section V.C(2) of the Code of Ethics, that the Trust and TWI have adopted procedures that are reasonably necessary to prevent access persons from violating the Code of Ethics.









Date:  ______________________               Signature:  ________________________

                                    EXHIBIT A

                           LORD ASSET MANAGEMENT TRUST

                                       and

                        THOMAS WHITE INTERNATIONAL, LTD.

                             Initial Holdings Report



To _____________:


         As of the below date, I held the following positions in these securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics:



                             No. of           Principal                 Broker/Dealer or
       Security              Shares            Amount                 Bank Where Account is Held
       --------              -------          ---------               --------------------------




         This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



Date:  __________________                  Signature:  _________________________



                                  EXHIBIT B

                           LORD ASSET MANAGEMENT TRUST

                                       and

                        THOMAS WHITE INTERNATIONAL, LTD.

                          Securities Transaction Report

                For the Calendar Quarter Ended _________________

To _____________:

         During the quarter referred to above, the following transactions were effected in securities in which I may be deemed to have had, or by reason of such transaction acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics. A response of "None" indicates that I had no reportable transactions during the quarter.



                                                                                                                      Broker/
                                                                                       Nature of                      Dealer or
       Security                                                      Principal         Transaction                  Bank Through
    (including interest and           Date of         No. of         Amount of         (Purchase,                       Whom
    maturity date, if any)          Transaction       Shares        Transaction       Sale, Other)       Price        Effected
    ----------------------          -----------       ------        -----------       ------------       -----        --------





         This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



Date:  _____________________                  Signature:  ______________________

                                    EXHIBIT C

                           LORD ASSET MANAGEMENT TRUST

                                       and

                        THOMAS WHITE INTERNATIONAL, LTD.

                          Account Establishment Report

                For the Calendar Quarter Ended _________________

To ______________:

         During the quarter referred to above, the following accounts were established for securities in which I may be deemed to have a direct or indirect beneficial ownership, and is required to be reported pursuant to the Code of
Ethics:





       Broker/Dealer or
           Bank Where                          Date
         Account Was                       Account Was
          Established                      Established
        ---------------                    -----------




         This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.





Date:  _____________________               Signature:  _________________________

                                    EXHIBIT D


                          LORD ASSET MANAGEMENT TRUST

                                       and

                        THOMAS WHITE INTERNATIONAL, LTD.

                             Annual Holdings Report



To ________________:

         As of December 31, ___, I held the following positions in securities in which I may be deemed to have a direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics:




                                                            Broker/Dealer or
                     No. of           Principal               Bank Where
   Security          Shares            Amount               Account is Held
   --------          ------           ---------             ----------------




         This report (i) excludes holdings with respect to which I had no direct or indirect influence or control, and (ii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.



Date:  ____________________                  Signature:  _______________________